Exhibit 99.1

NETSCOUT Reports Financial Results for Second Quarter Fiscal Year 2019

WESTFORD, Mass.--(BUSINESS WIRE)--November 1, 2018--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of service assurance, security, and business analytics, today announced financial results for its second quarter of fiscal year 2019 ended September 30, 2018.

“We made important strategic, operational and financial progress during the second quarter that we believe sets the stage for improved performance over the coming quarters,” stated Anil Singhal, NETSCOUT’s president and CEO. “During the second quarter, we took steps to recalibrate our spending by selling our handheld network test (HNT) tools business, and by restructuring and realigning resources across our global operations. At the same time, we have continued to fund our most promising growth opportunities spanning our service assurance and security product areas. We remain well positioned to expand the scope of our engagements with major service provider and enterprise customers.”

Commenting further on the Company’s outlook, Singhal concluded, “We have adjusted our fiscal year 2019 revenue guidance to primarily reflect the sale of the HNT tools business and a more modest second-half recovery in DDoS service provider revenue than we originally expected. We remain on track to achieve our original diluted non-GAAP EPS guidance range and have further refined these targets largely due to the anticipated cost savings associated with our recent restructuring actions.”

Notable second-quarter and recent highlights include:

  Last week, NETSCOUT introduced Arbor Edge Defense (AED), a new security solution that redefines the perimeter cyber security stack and serves as the first and last line of defense against multiple types of inbound and outbound threats. AED, which leverages the Company’s proven, market-leading DDoS technology, provides advanced packet-based protections against complex application-specific DDoS attacks and state-exhaustion techniques, defends against other internet scale threats, and detects and blocks outbound communication from internal compromised hosts that have been missed by other devices in the security stack.
  NETSCOUT has made progress extending the scope of its solutions to provide visibility to enterprises who are migrating application workloads to public and hybrid cloud environments.
    The Company is partnering with Microsoft Azure on its Virtual Network TAP (VTAP) initiative to deliver a comprehensive network and application performance management solution to mutual customers, using the native distributed terminal access point (TAP) functionality developed by Azure. By combining Microsoft Azure VTAP with NETSCOUT technology, customers get an innovative and agentless solution to streamline the acquisition of wire-data for effective monitoring and assurance in public cloud environments before, during and after workload migration to the Azure Cloud.
    NETSCOUT’s solution for visibility into application performance across hybrid cloud environments is now listed for sale on both the Azure Marketplace and the Amazon Web Services (AWS) Marketplace. NETSCOUT’s Application Performance Management solution delivers continuous real-time, pervasive visibility and deep analytics that enables enterprises to successfully migrate workloads to the cloud, and quickly identify issues impacting performance of applications spanning hybrid environments.

  NETSCOUT recently initiated a restructuring of key operations. As part of this strategic realignment, NETSCOUT combined its previously separate service assurance and security engineering teams, began consolidating certain other facilities and has implemented a voluntary separation program (VSP) and other related measures to reduce headcount. The VSP and other programs are expected to result in a net reduction of approximately 145 employees, which represents approximately 5% of its workforce as of June 30, 2018. In conjunction with these actions, the Company recorded a restructuring charge of $2.5 million in the second quarter, of which $2.3 million was associated with the VSP and other related programs. NETSCOUT plans to record additional restructuring charges in the range of $15 million to $16 million over the next two quarters primarily for severance costs associated with the implementation of the VSP and other related programs with approximately $14 million to $15 million of restructuring charges anticipated for the third quarter. The Company expects that these actions will generate net annual run-rate savings of approximately $22 to $24 million, of which $9 million to $10 million will be realized in the second half of fiscal year 2019. The Company’s fiscal year 2019 guidance has been updated to reflect this and other factors.

  On September 14, 2018, NETSCOUT divested its handheld network test (HNT) tools business, now known as LinkRunner. The sale of these assets will reduce anticipated fiscal year 2019 revenue and total costs each by approximately $26 million. In conjunction with the divestiture, approximately 120 NETSCOUT employees joined LinkRunner. The Company’s fiscal year 2019 guidance has been updated to reflect this and other factors.
  NETSCOUT’s solutions continued to earn accolades. Earlier this week, NETSCOUT received Frost & Sullivan’s 2018 Visionary Innovation Leadership Award in the network data analytics industry. In mid-September, the Company’s Arbor Cloud DDoS protection service was named ‘Managed Security Service of the Year’ by CyberSecurity Breakthrough, an independent organization that recognizes the top companies, technologies and products in the global information security market. In late August, Frost & Sullivan named NETSCOUT as the best ‘Anti-DDoS Solutions Vendor of the Year’ in the Asia-Pacific region.

Q2 FY19 Financial Results

Total revenue (GAAP) for the second quarter of fiscal year 2019 was $223.8 million, compared with $256.9 million in the same quarter one year ago. Non-GAAP total revenue for the second quarter of fiscal year 2019 was $224.0 million versus $259.9 million in the same quarter one year ago. The divestiture of the HNT tools product lines in mid-September with approximately two weeks remaining in the quarter negatively impacted second-quarter revenue by approximately $3 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

On April 1, 2018, NETSCOUT adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended (commonly referred to as ASC 606), using the modified retrospective approach. The adoption of ASC 606 had a positive impact of approximately $8 million on second-quarter fiscal year 2019 revenue. In addition, starting in the first quarter of fiscal year 2019, revenue and related costs for certain subscription-oriented security offerings were classified as services rather than product. Prior period revenue and related costs for those offerings have been reclassified to conform to the current period presentation for comparability purposes and this information is available in the attached financial tables as supplementary data.

Product revenue (GAAP) for the second quarter of fiscal year 2019 was $110.8 million, which was approximately 49% of total revenue. This compares with second-quarter fiscal year 2018 product revenue (GAAP) of $143.0 million, which was approximately 56% of total revenue. On a non-GAAP basis, product revenue for the second quarter of fiscal year 2019 was $110.8 million, which was approximately 49% of total non-GAAP revenue. This compares with second-quarter fiscal year 2018 non-GAAP product revenue $143.7 million, which was approximately 55% of total non-GAAP revenue.

Service revenue (GAAP) for the second quarter of fiscal year 2019 was $113.0 million, or approximately 51% of total revenue versus service revenue (GAAP) of $113.9 million, or approximately 44% of total revenue, for the same period one year ago. On a non-GAAP basis, service revenue for fiscal year 2019’s second quarter was $113.3 million, or approximately 51% of total non-GAAP revenue, versus non-GAAP service revenue of $116.3 million, or approximately 45% of total non-GAAP revenue, for the same quarter one year ago.

NETSCOUT’s loss from operations (GAAP) was $23.1 million in the second quarter of fiscal year 2019 compared with a net loss from operations of $1.2 million in the comparable quarter one year ago. NETSCOUT’s second-quarter fiscal year 2019 loss from operations (GAAP) includes a $9.2 million loss on the divestiture of the HNT tools business. The Company’s second-quarter fiscal year 2019 (GAAP) operating margin was -10.3% versus -0.5% in the prior fiscal year’s second quarter. Second-quarter fiscal year 2019 non-GAAP EBITDA from operations was $41.2 million, or 18.4% of non-GAAP quarterly revenue, which compares with $51.8 million, or 19.9% of non-GAAP quarterly revenue in the second quarter of fiscal year 2018. Second-quarter fiscal year 2019 non-GAAP income from operations was $32.9 million with a non-GAAP operating margin of 14.7%. This compares with second-quarter fiscal year 2018 non-GAAP income from operations of $42.4 million and a non-GAAP operating margin of 16.3%.

Net loss (GAAP) for the second quarter of fiscal year 2019 was $26.4 million, or $0.34 per share (diluted) versus a net loss (GAAP) for the second quarter of fiscal year 2018 of $2.5 million, or $0.03 per share (diluted). On a non-GAAP basis, net income for the second quarter of fiscal year 2019 was $20.0 million, or $0.25 per share (diluted), which compares with net income for the second quarter of fiscal year 2018 of $26.2 million, or $0.29 per share (diluted).

As of September 30, 2018, cash and cash equivalents, and short and long-term marketable securities were $452.1 million, compared with $459.1 million as of June 30, 2018 and $447.8 million as of March 31, 2018.

During the second quarter of fiscal year 2019, NETSCOUT completed its $300 million Accelerated Share Repurchase (ASR), which began on February 2, 2018. Under the ASR, the Company repurchased a total of 11,067,809 shares at an average price of $27.11 per share. As of September 30, 2018, there are 14,902,841 shares available for repurchase under NETSCOUT’s previously disclosed 25 million share repurchase program.

First-Half FY19 Financial Results

  For the first half of fiscal year 2019, total revenue (GAAP) was $428.9 million and non-GAAP total revenue was $430.0 million versus total revenue (GAAP) of $482.6 million and non-GAAP total revenue of $488.8 million for the comparable six-month period of fiscal year 2018.
  Product revenue (GAAP) for the first six months of fiscal year 2019 was $207.7 million compared with $251.6 million in the same period one year ago. Non-GAAP product revenue for the first six months of fiscal year 2019 was $208.1 million compared with $253.1 million in the same period of fiscal year 2018.
  First-half fiscal year 2019 service revenue (GAAP) was $221.2 million versus $231.0 million in the same period last year. Non-GAAP service revenue for the first six months of fiscal year 2019 was $221.9 million compared with $235.7 million for the comparable period of fiscal year 2018.
  NETSCOUT’s loss from operations (GAAP) during the first six months of fiscal year 2019 was $100.2 million, compared with a loss from operations of $34.8 million for the comparable six-month period of fiscal year 2018. NETSCOUT’s loss from operations (GAAP) in the first half of fiscal year 2019 includes approximately $45 million in charges associated with the sale of the HNT tools business. The Company’s first-half fiscal year 2019 operating margin was -23.4% versus -7.2% in the comparable period of fiscal year 2018. During the first two quarters of fiscal year 2019, the Company’s non-GAAP EBITDA from operations was $56.6 million, or 13.2% of non-GAAP total revenue versus non-GAAP EBITDA from operations of $75.9 million, or 15.5% of non-GAAP total revenue, in the first six months of fiscal year 2018. The Company’s non-GAAP income from operations for the first half of fiscal year 2019 was $40.3 million with a non-GAAP operating margin of 9.4%, compared with non-GAAP income from operations for the same period of fiscal year 2018 of $56.9 million and a non-GAAP operating margin of 11.6%.
  For the first six months of fiscal year 2019, NETSCOUT’s net loss (GAAP) was $88.9 million, or $1.12 per share (diluted) compared with a net loss of $26.7 million, or $0.30 per share (diluted) in the same six-month period one year ago. Non-GAAP net income for the first half of fiscal year 2019 was $22.1 million, or $0.27 per share (diluted) versus non-GAAP net income for the same period of fiscal year 2018 of $33.8 million, or $0.37 per share (diluted).

Guidance:

NETSCOUT’s fiscal year 2019 guidance, originally issued in May 2018, has been updated to reflect the Company’s results to date, the divestiture of the HNT tools business (which was anticipated to generate approximately $26 million in revenue from the time it was sold in mid-September through the end of fiscal year 2019), the benefits associated with the recent restructuring actions, ongoing expense management initiatives and second-half fiscal year 2019 revenue plans.

  The Company’s fiscal year 2019 GAAP revenue is now expected to range from $923 million to $958 million. The Company’s fiscal year 2019 non-GAAP revenue is now expected to range from $925 million to $960 million.
    Under the legacy ASC 605 standard, the Company’s GAAP revenue guidance range would equate to $949 million to $984 million. Under the legacy ASC 605 standard, the Company’s non-GAAP revenue guidance range would equate to $951 million to $986 million. The midpoint of this guidance would equate to relatively flat revenue in fiscal year 2019 versus pro forma fiscal year 2018 non-GAAP revenue (adjusted for the sale of HNT tools business).
  The Company’s fiscal year 2019 GAAP net loss per share (diluted) is now expected to be in the range of ($0.93) to ($0.78). The Company’s fiscal year 2019 non-GAAP net income per share (diluted) performance is now expected to range from $1.30 to $1.40.
    Under the legacy ASC 605 standard, the Company’s GAAP net loss per share (diluted) guidance would now equate to ($0.68) to ($0.54). Under the legacy ASC 605 standard, the non-GAAP net income per share (diluted) guidance would now equate to $1.54 to $1.64.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NETSCOUT’s guidance is included in the attached financial tables.

Conference Call Instructions:
NETSCOUT will host a conference call to discuss its second-quarter fiscal year 2019 financial results today at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company's website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, people can listen to the call by dialing (785) 424-1877. The conference call ID is NTCTQ219. A replay of the call will made be available after 12:00 p.m. ET on November 1 for approximately one week. The number for the replay is (800) 283-9429 for U.S./Canada and (402) 220-0871 for international callers.

Use of Non-GAAP Financial Information:
To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, non-GAAP operating margin, non-GAAP earnings before interest and other expense, income taxes, depreciation and amortization (EBITDA) from operations, non-GAAP net income, and non-GAAP net income per share (diluted). Non-GAAP revenue (total, product and service) eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation, as well as revenue impacted by the amortization of intangible assets. Non-GAAP income from operations includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, stock-based compensation, transitional service agreement income, restructuring charges, intangible asset impairment charges, loss on divestiture, costs related to new accounting standard implementation, and certain expenses relating to acquisitions including depreciation costs, compensation for post-combination services and business development and integration costs while adding back transitional service agreement income. Non-GAAP EBITDA from operations, which has been presented herein as a measure of NETSCOUT’s performance, includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition-related depreciation expense. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations and removes transitional service agreement income, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release. NETSCOUT also references pro forma fiscal year 2018 non-GAAP revenue, which includes all of the aforementioned revenue adjustments for non-GAAP revenue and also removes revenue associated with the HNT tools business for comparability purposes with the Company’s updated fiscal year 2019 guidance.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating profit, net income and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.
NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) is a leading provider of business assurance – a powerful combination of service assurance, cybersecurity, and business intelligence solutions – for today’s most demanding service provider, enterprise and government networks. NETSCOUT’s Adaptive Service Intelligence (ASI) technology continuously monitors the service delivery environment to identify performance issues and provides insight into network-based security threats, helping teams to quickly resolve issues that can cause business disruptions or impact user experience. NETSCOUT delivers unmatched service visibility and protects the digital infrastructure that supports our connected world. To learn more, visit www.netscout.com or follow @NETSCOUT on Twitter, Facebook, or LinkedIn.

Safe Harbor
Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the financial guidance for NETSCOUT; the statement regarding the Company remaining on track to achieve original diluted non-GAAP EPS guidance range; the benefits associated with its restructuring and other cost-savings initiatives; the important strategic, operational and financial progress made during the second quarter that the Company believes sets the stage for improved performance over the coming quarters; and the Company remaining well positioned to expand the scope of its engagements with major service provider and enterprise customers. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and the Company’s subsequent Quarterly Report on Form 10-Q, all of which are on file with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2018 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC. Condensed Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Product	$110,753	$142,973	$207,680	$251,632
Service	113,044	113,890	221,228	230,987
Total revenue	223,797	256,863	428,908	482,619

Cost of revenue:
Product	34,492	44,371	67,457	80,833
Service	29,488	29,872	58,550	59,972
Total cost of revenue	63,980	74,243	126,007	140,805

Gross profit	159,817	182,620	302,901	341,814

Operating expenses:
Research and development	55,959	58,509	111,422	117,475
Sales and marketing	72,051	77,266	150,183	162,627
General and administrative	25,294	29,495	51,353	59,367
Amortization of acquired intangible assets	17,981	18,298	41,446	36,681
Impairment of intangible assets	-	-	35,871	-
Loss on divestiture	9,177	-	9,177	-
Restructuring charges	2,472	291	3,619	458

Total operating expenses	182,934	183,859	403,071	376,608

Loss from operations	(23,117)	(1,239)	(100,170)	(34,794)
Interest and other expense, net	(5,946)	(3,323)	(10,639)	(6,458)

Loss before income tax benefit	(29,063)	(4,562)	(110,809)	(41,252)
Income tax benefit	(2,635)	(2,094)	(21,877)	(14,562)
Net loss	$(26,428)	$(2,468)	$(88,932)	$(26,690)

Basic net loss per share	$(0.34)	$(0.03)	$(1.12)	$(0.30)
Diluted net loss per share	$(0.34)	$(0.03)	$(1.12)	$(0.30)
Weighted average common shares outstanding used in computing:
Net loss per share - basic	78,631	88,589	79,490	89,878
Net loss per share - diluted	78,631	88,589	79,490	89,878

NETSCOUT SYSTEMS, INC. Consolidated Balance Sheets (In thousands)

	September 30, 2018 (Unaudited)	March 31, 2018

Assets
Current assets:
Cash, cash equivalents and marketable securities	$452,118	$447,762
Accounts receivable and unbilled costs, net	184,156	213,438
Inventories	30,985	34,774
Prepaid expenses and other current assets	52,572	56,434

Total current assets	719,831	752,408

Fixed assets, net	63,617	52,511
Goodwill and intangible assets, net	2,433,911	2,544,138
Other assets	25,646	19,551

Total assets	$3,243,005	$3,368,608

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$22,102	$30,133
Accrued compensation	54,258	46,552
Accrued other	32,574	34,690
Deferred revenue and customer deposits	230,098	301,925

Total current liabilities	339,032	413,300

Other long-term liabilities	20,449	8,308
Deferred tax liability	135,738	151,563
Accrued long-term retirement benefits	34,053	35,246
Long-term deferred revenue	77,135	91,409
Long-term debt	600,000	600,000

Total liabilities	1,206,407	1,299,826

Stockholders' equity:
Common stock	119	117
Additional paid-in capital	2,796,695	2,665,120
Accumulated other comprehensive income	555	2,895
Treasury stock, at cost	(1,102,481)	(995,843)
Retained earnings	341,710	396,493

Total stockholders' equity	2,036,598	2,068,782

Total liabilities and stockholders' equity	$3,243,005	$3,368,608

NETSCOUT SYSTEMS, INC. Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures (In thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,	Six Months Ended September 30,
	2018	2017	2018	2018	2017

Product Revenue (GAAP)	$110,753	$142,973	$96,927	$207,680	$251,632
Product deferred revenue fair value adjustment	-	719	391	391	1,435
Amortization of acquired intangible assets (2)	-	2	-	-	4
Non-GAAP Product Revenue	$110,753	$143,694	$97,318	$208,071	$253,071

Service Revenue (GAAP)	$113,044	$113,890	$108,184	$221,228	$230,987
Service deferred revenue fair value adjustment	243	2,361	471	714	4,736
Non-GAAP Service Revenue	$113,287	$116,251	$108,655	$221,942	$235,723

Revenue (GAAP)	$223,797	$256,863	$205,111	$428,908	$482,619
Product deferred revenue fair value adjustment	-	719	391	391	1,435
Service deferred revenue fair value adjustment	243	2,361	471	714	4,736
Amortization of acquired intangible assets (2)	-	2	-	-	4
Non-GAAP Revenue	$224,040	$259,945	$205,973	$430,013	$488,794

Gross Profit (GAAP)	$159,817	$182,620	$143,084	$302,901	$341,814
Product deferred revenue fair value adjustment	-	719	391	391	1,435
Service deferred revenue fair value adjustment	243	2,361	471	714	4,736
Share-based compensation expense (1)	2,389	1,587	1,599	3,988	2,816
Amortization of acquired intangible assets (2)	7,731	9,309	8,402	16,133	18,550
Business development and integration expense (3)	-	(340)	-	-	649
Acquisition related depreciation expense (6)	17	36	33	50	78
Transitional service agreement income (7)	2	-	-	2	-
Non-GAAP Gross Profit	$170,199	$196,292	$153,980	$324,179	$370,078

Loss from Operations (GAAP)	$(23,117)	$(1,239)	$(77,053)	$(100,170)	$(34,794)
Product deferred revenue fair value adjustment	-	719	391	391	1,435
Service deferred revenue fair value adjustment	243	2,361	471	714	4,736
Share-based compensation expense (1)	17,418	12,598	12,965	30,383	22,829
Amortization of acquired intangible assets (2)	25,712	27,607	31,867	57,579	55,231
Business development and integration expense (3)	366	(1,244)	19	385	4,912
New standard implementation expense (4)	54	431	762	816	431
Compensation for post-combination services (5)	169	404	449	618	641
Restructuring charges	2,472	291	1,147	3,619	458
Impairment of intangible assets	-	-	35,871	35,871	-
Acquisition related depreciation expense (6)	164	506	498	662	1,061
Loss on divestiture	9,177	-	-	9,177	-
Transitional service agreement income (7)	219	-	-	219	-
Non-GAAP Income from Operations	$32,877	$42,434	$7,387	$40,264	$56,940

Net Loss (GAAP)	$(26,428)	$(2,468)	$(62,504)	$(88,932)	$(26,690)
Product deferred revenue fair value adjustment	-	719	391	391	1,435
Service deferred revenue fair value adjustment	243	2,361	471	714	4,736
Share-based compensation expense (1)	17,418	12,598	12,965	30,383	22,829
Amortization of acquired intangible assets (2)	25,712	27,607	31,867	57,579	55,231
Business development and integration expense (3)	366	(1,244)	19	385	4,912
New standard implementation expense (4)	54	431	762	816	431
Compensation for post-combination services (5)	169	404	449	618	641
Restructuring charges	2,472	291	1,147	3,619	458
Impairment of intangible assets	-	-	35,871	35,871	-
Acquisition related depreciation expense (6)	164	506	498	662	1,061
Loss on divestiture	9,177	-	-	9,177	-
Income tax adjustments (8)	(9,367)	(15,001)	(19,862)	(29,229)	(31,221)
Non-GAAP Net Income	$19,980	$26,204	$2,074	$22,054	$33,823

Diluted Net Loss Per Share (GAAP)	$(0.34)	$(0.03)	$(0.78)	$(1.12)	$(0.30)
Share impact of non-GAAP adjustments identified above	0.59	0.32	0.81	1.39	0.67
Non-GAAP Diluted Net Income Per Share	$0.25	$0.29	$0.03	$0.27	$0.37

Shares used in computing non-GAAP diluted net income per share	79,363	89,525	81,424	80,385	90,980

NETSCOUT SYSTEMS, INC. Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued (In thousands, except per share data) (Unaudited)

		Three Months Ended September 30,		Three Months Ended June 30,	Six Months Ended September 30,
		2018	2017	2018	2018	2017
(1)	Share-based compensation expense included in these amounts is as follows:
	Cost of product revenue	$544	$293	$269	$813	$506
	Cost of service revenue	1,845	1,294	1,330	3,175	2,310
	Research and development	5,414	3,915	4,151	9,565	7,090
	Sales and marketing	6,043	4,147	4,359	10,402	7,591
	General and administrative	3,572	2,949	2,856	6,428	5,332
	Total share-based compensation expense	$17,418	$12,598	$12,965	$30,383	$22,829

(2)	Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
	Total revenue adjustment	$-	$2	$-	$-	$4
	Cost of product revenue	7,731	9,307	8,402	16,133	18,546
	Operating expenses	17,981	18,298	23,465	41,446	36,681
	Total amortization expense	$25,712	$27,607	$31,867	$57,579	$55,231

(3)	Business development and integration expense included in these amounts is as follows:
	Cost of product revenue	$-	$(106)	$-	$-	$333
	Cost of service revenue	-	(234)	-	-	316
	Research and development	356	(401)	-	356	722
	Sales and marketing	-	(199)	-	-	977
	General and administrative	10	(304)	19	29	2,564
	Total business development and integration expense	$366	$(1,244)	$19	$385	$4,912

(4)	New standard implementation expense included in these amounts is as follows:
	General and administrative	$54	$431	$762	$816	$431
	Total new standard implementation expense	$54	$431	$762	$816	$431

(5)	Compensation for post-combination services included in these amounts is as follows:
	Cost of product revenue	$-	$-	$-	$-	$-
	Cost of service revenue	-	-	-	-	-
	Research and development	148	325	385	533	509
	Sales and marketing	7	62	12	19	115
	General and administrative	14	17	52	66	17
	Total compensation for post-combination services	$169	$404	$449	$618	$641

(6)	Acquisition related depreciation expense included in these amounts is as follows:
	Cost of product revenue	$11	$16	$13	$24	$42
	Cost of service revenue	6	20	20	26	36
	Research and development	115	311	306	421	655
	Sales and marketing	13	44	43	56	98
	General and administrative	19	115	116	135	230
	Total acquisition related depreciation expense	$164	$506	$498	$662	$1,061

(7)	Transitional service agreement income amounts is as follows:
	Cost of service revenue	2	-	-	2	-
	Research and development	23	-	-	23	-
	Sales and marketing	50	-	-	50	-
	General and administrative	144	-	-	144	-
	Other Income (expense), net	(219)	-	-	(219)	-
	Total transitional service agreement income	$-	$-	$-	$-	$-

(8)	Total income tax adjustment included in these amounts is as follows:
	Tax effect of non-GAAP adjustments above	$(9,367)	$(15,001)	$(19,862)	$(29,229)	$(31,221)
	Total income tax adjustments	$(9,367)	$(15,001)	$(19,862)	$(29,229)	$(31,221)

NETSCOUT SYSTEMS, INC. Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Non-GAAP EBITDA from Operations (In thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,	Six Months Ended September 30,
	2018	2017	2018	2018	2017

Income (Loss) from operations (GAAP)	$(23,117)	$(1,239)	$(77,053)	$(100,170)	$(34,794)
Previous adjustments to determine non-GAAP income from operations	55,994	43,673	84,440	140,434	91,734
Non-GAAP Income from operations	32,877	42,434	7,387	40,264	56,940

Depreciation excluding acquisition related	8,335	9,383	7,982	16,317	18,917

Non-GAAP EBITDA from operations	$41,212	$51,817	$15,369	$56,581	$75,857

NETSCOUT SYSTEMS, INC Reconciliation of GAAP Financial Guidance to Non-GAAP Financial Guidance (Unaudited) (In millions, except net income per share - diluted)

	FY'18	FY'19	606 Adjustment	FY'19 (605 Comparison)
GAAP revenue	$986.8	~$923 million to ~$958 million	~ $26	~$949 million to ~$984 million
Deferred service revenue fair value adjustment	$9.4	~$1 million to ~$2 million		~$1 million to ~$2 million
Deferred product revenue fair value adjustment	$3.1	Less than $1 million		Less than $1 million
Non-GAAP revenue	$999.3	~$925 million to ~$960 million	~ $26	~$951 million to ~$986 million

	FY'18	FY'19		FY'19 (605 Comparison)
GAAP Net Income	$79.8	(~$74 million to ~$63 million )	~ $19	(~$55 million to ~$43 million )
Deferred service revenue fair value adjustment	$9.4	~$1 million		~$1 million
Deferred product revenue fair value adjustment	$3.1	Less than $1 million		Less than $1 million
Amortization of intangible assets	$114.0	~$112 million		~$112 million
Share-based compensation expenses	$47.3	~$51 million to ~$55 million		~$51 million to ~$55 million
Business development & integration expenses*	$5.9	~$4 million to ~$5 million		~$4 million to ~$5 million
New accounting standard implementation	$2.6	~$1 million		~$1 million
Loss on Divestiture	$-	~$9million		~$9million
Restructuring costs	$5.2	~$17 million to ~$18 million		~$17 million to ~$18 million
Impairment of Intangibles	$-	~$36 million		~$36 million
Other income	$(0.1)	-		-
Total Adjustments	$187.4	~$232 million to ~$238 million		~$232 million to ~$238 million
Related impact of adjustments on income tax	$(142.6)	(~$58 million to ~$59 million)		(~$58 million to ~$59 million)
Non-GAAP Net Income	$124.6	~$104 million to ~$112 million	~ $19	~$124 million to ~$131 million

GAAP net income per share (diluted)	$0.90	($0.93) to ($0.78)	~ $0.24	($0.68) to ($0.54)
Non-GAAP net income per share (diluted)	$1.41	$1.30 to $1.40	~ $0.24	$1.54 to $1.64

Average Weighted Shares Outstanding (diluted GAAP)	88.3	79.9 million		79.9 million
Average Weighted Shares Outstanding (diluted Non-GAAP)	88.3	79.9 million		79.9 million

* Business development & integration expenses include compensation for post-combination services, deal-related compensation and acquisition-related depreciation expense

NETSCOUT SYSTEMS, INC. Reconciliation of Fiscal Year 2018 GAAP and Non-GAAP Revenue to Fiscal Year 2018 Pro Forma GAAP and Non-GAAP Revenue (Unaudited) (In millions)

FY'18
GAAP Revenue	$986.8
Non-GAAP Adjustments	12.5
Non-GAAP Revenue	$999.3

Adjustments
HNT Tools revenue	(26.0)
Pro Forma Non-GAAP Revenue	$973.3
Non-GAAP Adjustments	(12.5)
Pro Forma GAAP Revenue	$960.8

* FY'18 revenue adjusted as part of assumptions for updated FY'19 guidance for comparative purposes only.

Supplementary Data

NETSCOUT SYSTEMS, INC. Reconciliation of Reclassification of Product and Service Revenue and Cost of Product and Service Revenue (In thousands) (Unaudited)

FY18 Quarterly GAAP Reclassification	Q1 FY18			Q2 FY18			Q3 FY18			Q4 FY18
	Q1 as Reported	Adjustment	Q1 as Reclassified	Q2 as Reported	Adjustment	Q2 as Reclassified	Q3 as Reported	Adjustment	Q3 as Reclassified	Q4 as Reported	Adjustment	Q4 as Reclassified
Revenue:
Product	$114,822	$(6,163)	$108,659	$149,281	$(6,308)	$142,973	$153,179	$(6,610)	$146,569	$128,845	$(6,628)	$122,217
Service	$110,934	$6,163	$117,097	$107,582	$6,308	$113,890	$115,765	$6,610	$122,375	$106,379	$6,628	$113,007
Total GAAP revenue	$225,756	$-	$225,756	$256,863	$-	$256,863	$268,944	$-	$268,944	$235,224	$-	$235,224

Cost of revenue:
Product	$37,845	$(1,383)	$36,462	$45,841	$(1,470)	$44,371	$41,327	$(1,517)	$39,810	$39,513	$(1,528)	$37,985
Service	$28,717	$1,383	$30,100	$28,402	$1,470	$29,872	$23,182	$1,517	$24,699	$27,078	$1,528	$28,606
Total GAAP cost of revenue	$66,562	$-	$66,562	$74,243	$-	$74,243	$64,509	$-	$64,509	$66,591	$-	$66,591

FY18 & FY17 Annual GAAP Reclassification	FY18			FY17
	YTD as Reported	Adjustment	YTD as Reclassified	YTD as Reported	Adjustment	YTD as Reclassified
Revenue:
Product	$546,127	$(25,709)	$520,418	$735,531	$(20,127)	$715,404
Service	$440,660	$25,709	$466,369	$426,581	$20,127	$446,708
Total GAAP revenue	$986,787	$-	$986,787	$1,162,112	$-	$1,162,112

Cost of revenue:
Product	$164,526	$(5,898)	$158,628	$238,003	$(4,728)	$233,275
Service	$107,379	$5,898	$113,277	$108,136	$4,728	$112,864
Total GAAP cost of revenue	$271,905	$-	$271,905	$346,139	$-	$346,139

FY18 Quarterly Non-GAAP Reclassification	Q1 FY18			Q2 FY18			Q3 FY18			Q4 FY18
	Q1 as Reported	Adjustment	Q1 as Reclassified	Q2 as Reported	Adjustment	Q2 as Reclassified	Q3 as Reported	Adjustment	Q3 as Reclassified	Q4 as Reported	Adjustment	Q4 as Reclassified
Revenue:
Product	$115,540	$(6,163)	$109,377	$150,002	$(6,308)	$143,694	$153,901	$(6,610)	$147,291	$129,757	$(6,628)	$123,129
Service	$113,309	$6,163	$119,472	$109,943	$6,308	$116,251	$118,110	$6,610	$124,720	$108,707	$6,628	$115,335
Total non-GAAP revenue	$228,849	$-	$228,849	$259,945	$-	$259,945	$272,011	$-	$272,011	$238,464	$-	$238,464

Cost of revenue:
Product	$27,928	$(1,383)	$26,545	$36,331	$(1,470)	$34,861	$31,809	$(1,517)	$30,292	$29,681	$(1,528)	$28,153
Service	$27,135	$1,383	$28,518	$27,322	$1,470	$28,792	$22,173	$1,517	$23,690	$25,831	$1,528	$27,359
Total non-GAAP cost of revenue	$55,063	$-	$55,063	$63,653	$-	$63,653	$53,982	$-	$53,982	$55,512	$-	$55,512

FY18 & FY17 Annual Non-GAAP Reclassification	FY18			FY17
	YTD as Reported	Adjustment	YTD as Reclassified	YTD as Reported	Adjustment	YTD as Reclassified
Revenue:
Product	$549,200	$(25,709)	$523,491	$753,756	$(20,127)	$733,629
Service	$450,069	$25,709	$475,778	$446,057	$20,127	$466,184
Total non-GAAP revenue	$999,269	$-	$999,269	$1,199,813	$-	$1,199,813

Cost of revenue:
Product	$125,749	$(5,898)	$119,851	$194,468	$(4,728)	$189,740
Service	$102,461	$5,898	$108,359	$103,575	$4,728	$108,303
Total non-GAAP cost of revenue	$228,210	$-	$228,210	$298,043	$-	$298,043

* Reclassified product and service revenue provided for comparative purposes only.

CONTACT:
NETSCOUT SYSTEMS, INC.
Investors
Andrew Kramer, 978-614-4279
Vice President of Investor Relations
IR@netscout.com
or
Media
Kevin Whalen, 781-362-4377
Sr. Director, Corporate & Marketing Communications
kevin.whalen@netscout.com